EXHIBIT C

                                 EnerShop, Inc.
                                Income Statement
                      For The Quarter Ended March 31, 1997


Contract Revenue                                            $300,557
Professional Service Revenue                                   3,333
Financing Fee Revenue                                           --
Other Revenue                                                  3,381
                                                           ---------
Total Revenue                                                307,271

Cost of Revenue                                              268,238
                                                           ---------
Gross Profit                                                  39,033

Salaries and Employee Benefits                               371,309
Marketing and General                                         46,480
Outside Services - CSWS                                       99,104
Consulting and Legal Fees                                    139,536
Travel and Entertainment                                      34,591
Administrative and General                                    48,624
Depreciation                                                   4,680
                                                           ---------
Total Expenses                                               744,324

Interest Expense                                              32,923

Federal Income Taxes                                        (258,375)
                                                           ---------

Net Income / (Loss)                                        $(479,839)
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